UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 27, 2008

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York		10007
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On an October 27, 2008 conference call with financial analysts and investors, Verizon Communications Inc. (Verizon) discussed its third quarter 2008 results and outlook for the remainder of 2008.

•	Verizon indicated that growth in full year earnings from continuing operations is expected to be approximately 8%.
•

Verizon Wireless is expected to continue to deliver double-digit revenue growth and EBITDA margins in the 43% to 45% range (EBITDA – or earnings before interest, taxes, depreciation and amortization – adds depreciation and amortization to operating income. Wireless EBITDA margin is calculated by dividing wireless EBITDA by wireless service revenues).

•

Verizon Wireline projects that it will maintain its fourth quarter EBITDA margin at the third quarter level (wireline EBITDA margin is calculated by dividing wireline EBITDA by total wireline revenues).

•	Capital spending for 2009 is expected to continue to decrease as a percent of revenue.
•	FiOS was EBITDA positive in the third quarter.
•	FiOS homes open for sale are expected to increase approximately 1 million in the fourth quarter.
•	On average, FiOS TV achieves approximately 17% penetration in 12 months and over 26% penetration within two years.
•

Verizon anticipates that Verizon Wireless will finance the acquisition of Alltel Corporation through borrowings under a bridge facility with a syndicate of banks and, if available, capital markets financing. Verizon further anticipates that the bridge facility will be repaid through a combination of cash flow, proceeds of asset sales from required dispositions and capital markets and other financings, and that the majority of the capital markets financings will occur following the closing of the transaction. Verizon continues to expect that the Alltel acquisition will be accretive to Verizon’s earnings in the first year following the closing of the transaction although at a lower level than originally estimated.

NOTE: This report contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology, including disruption of our suppliers’ provisioning of critical products or services; the impact of natural or man-made disasters or litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impact of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and the ability to complete acquisitions and dispositions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	October 29, 2008	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Senior Vice President and Controller